UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 3, 2010

IDENIX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49839	45-0478605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hampshire Street Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

(617) 995-9800
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Idenix Pharmaceuticals, Inc. (the “Company”) held its annual meeting of stockholders on June 3, 2010.  At the annual meeting, the stockholders elected all nine of the nominees of the Company’s Board of Directors for a term of one year and until his or her successor is duly elected and qualified.  In addition, at the annual meeting, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm the current fiscal year ending December 31, 2010 and approved an amendment to the Company’s 2005 Stock Incentive Plan increasing the number of shares of common stock authorized for issuance thereunder from 6,000,000 to 9,000,000 shares.

The final voting results are set forth below:

a)           The nine nominees for director were elected as follows:

Nominee	For	Withheld	Non-Votes
Jean-Pierre Sommadossi, Ph.D.	49,304,953	569,500	7,664,350
Charles W. Cramb	49,130,803	743,650	7,664,350
Steven Projan, Ph.D.	49,538,613	335,840	7,664,350
Wayne T. Hockmeyer, Ph.D.	49,109,799	764,654	7,664,350
Thomas R. Hodgson	49,546,762	327,691	7,664,350
Robert E. Pelzer	49,534,628	339,825	7,664,350
Denise Pollard-Knight, Ph.D.	49,516,980	357,473	7,664,350
Anthony Rosenberg	49,537,313	337,140	7,664,350
Tamar D. Howson	49,547,997	326,456	7,664,350

b)           The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm the current fiscal year ending December 31, 2010 was approved as follows:

For:	57,411,503
Against:	111,843
Abstain:	15,457
Non-Votes:	0

c) The amendment to the Company’s 2005 Stock Incentive Plan was approved as follows:

For:	48,834,926
Against:	1,034,024
Abstain:	5,503
Non Votes:	7,664,350

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

IDENIX PHARMACEUTICALS, INC.

Date: June 4, 2010	By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr.
Chief Financial Officer and Treasurer